EXHIBIT 10.20.4

                                  WOODWARD LLC
                                Corporate Center
                                  West Bay Road
                          Grand Cayman, Cayman Islands

                                                       December 31, 1999

EUROTECH, Ltd.
1216 16th Street, N.W.
Washington, D.C. 20036

                       Re: EUROTECH, Ltd. (the "Company")

Gentlemen:

            Reference is made to the Common Stock Purchase Agreement (the "Purchase Agreement"), of even date hereof, between the Company and the undersigned (the "Purchaser").

            The Purchasers additionally commit, subject to and upon the terms and conditions hereof, to purchase from the Company, and the Company may sell to the Purchaser shares of Common Stock (the "Additional Shares") for an aggregate purchase price of up to $22,000,000 at a price equal to 90% of the five (5) lowest closing bid price as reported by Bloomberg LP of the Common Stock (not necessarily consecutive) for the fifteen (15) trading days prior to each Additional Closing.

            The commitment of the Purchaser set forth in this letter is subject to the terms, conditions and qualifications set forth below:

            1. Additional Documentation. In order to effectuate a purchase and sale of the Additional Shares, prior to their issuance, the Company and the Purchasers shall enter into the following agreements: (a) a securities purchase agreement (the "Additional Purchase Agreement") setting forth the terms and conditions of the purchase and sale, and (b) a registration rights agreement substantially identical to the Registration Rights Agreement (the "Additional Registration Rights Agreement", and together with the Additional Purchase Agreement, collectively the "Additional Transaction Documents"). The Purchaser shall prepare the Additional Transaction Documents.

            2. The Additional Closing. (i) The Company shall have the right to deliver one or more written notices to the Purchaser (the "Additional Financing Notice") requiring such party to buy the Additional Shares for an aggregate purchase price of $22,000,000 (the "Additional Purchase Price"), but not less than $800,000 or to exceed $4,000,000 per Additional Financing Notice. An Additional Financing Notice may be delivered no earlier than twenty (20) Trading Days following the Effective Date or thirty (30) Trading Days following the prior Additional Financing Notice. The closing of the purchase and sale of the Additional Securities (the "Additional Closing") shall take place at the offices of Krieger & Prager, LLP, Suite 1440, 39 Broadway, New York, New York 10006, on the fifteenth (15) Business Day after the Additional Financing Notice is received by the Purchasers or the Company, as the case may be, or on such other date as otherwise agreed to by the parties hereto; provided, however, that in no case shall the Additional Closing take place unless and until all of the conditions listed in Section 3 of this letter and the Additional Purchase Agreements shall have been satisfied by the Company or waived by the Purchasers. The date of the Additional Closing is hereinafter referred to as the "Additional Closing Date." Notwithstanding anything to the contrary contained in this letter. Purchaser may designate an Affiliate thereof to acquire all or any portion of the Additional Shares.

                  (ii) At the Additional Closing, the parties shall deliver or shall cause to be delivered the following: (a) the Company shall deliver to (x) Purchaser or its designated Affiliate, (1) the number of Additional Shares registered in the name of Purchaser or its valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

            Please indicate your agreement with the foregoing by executing a countersigned copy of this letter and returning the same to our attention, whereupon effective immediately thereafter this letter shall become a legally valid and binding agreement between the Purchaser and the Company.

            We look forward to our continuing relationship.


                                                Sincerely,

                                                WOODWARD LLC


                                                By: /s/
                                                    ----------------------------
                                                Name:
                                                Title:


Agreed and accepted
December 31, 1999

EUROTECH, LTD.


By: /s/ Don V. Hahnfeldt
    --------------------------
    Name: Don V. Hahnfeldt
    Title: President & CEO


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